      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1996


                                                      REGISTRATION NO. 333-07645

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 IMMUSOL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                             2834                             33-0502473
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                             3050 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 677-0182
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             TSVI GOLDENBERG, PH.D.
                            CHIEF EXECUTIVE OFFICER
                                 IMMUSOL, INC.
                       3050 SCIENCE PARK ROAD, 2ND FLOOR
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 677-0182
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                WITH COPIES TO:

               CRAIG S. ANDREWS, ESQ.                            WILLIAM H. HINMAN, JR., ESQ.
                FAYE H. RUSSELL, ESQ.                                 SHEARMAN & STERLING
               MARTIN C. NICHOLS, ESQ.                               555 CALIFORNIA STREET
           BROBECK, PHLEGER & HARRISON LLP                   SAN FRANCISCO, CALIFORNIA 94101-1522
           550 WEST "C" STREET, SUITE 1300                              (415) 616-1100
             SAN DIEGO, CALIFORNIA 92101
                   (619) 234-1966

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /X/

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 (this "Amendment") is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (Registration No. 333-07645) (the "Registration Statement") originally filed by Immusol, Inc. with the Securities and Exchange Commission on July 3, 1996. This Amendment does not contain a copy of the prospectus or financial statement schedule included in the Registration Statement, which are unchanged from the prospectus and financial statement schedule included in the Registration Statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates, except for the registration fee, the Nasdaq National Market filing fee and the NASD fee.

        Registration fee..................................................  $ 13,087
        Nasdaq National Market fee........................................    22,250
        NASD fee..........................................................     4,295
        Blue Sky fees and expenses........................................    22,500
        Printing and engraving expenses...................................   100,000
        Legal fees and expenses...........................................   250,000
        Accounting fees and expenses......................................   100,000
        Transfer Agent and Registrar fees.................................     5,000
        Miscellaneous expenses............................................    82,868
                                                                            --------
                  Total...................................................  $600,000
                                                                            ========


ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


     (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

     (b) Article VI of the Bylaws of the Company provides that the Company shall have power to indemnify any person who is or was an agent of the Company as provided in Section 317 of the California General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the California General Corporation Law.

     (c) Article IV of the Company's Articles of Incorporation provides that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Company or its shareholders in any action brought by or in the right of the Company. However, a director remains liable to the extent required by law (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) for any act or omission occurring prior to the date when the exculpation provision became effective and (vii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of the Company or otherwise, except in the situations described in clauses (i) through
(vii) above. These provisions will not alter the liability of directors under federal securities laws.

     (d) Pursuant to authorization provided under the Articles of Incorporation, in connection with this Offering, the Company will enter into indemnification agreements with each of its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Company (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Company or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Company copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

     (e) The Underwriting Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since May 31, 1993, the Company has sold and issued the following unregistered securities:

          (1) From May 31, 1993 to May 31, 1996, the Company issued an aggregate of 1,886,500 options to purchase shares of Common Stock under the Prior Plan and an aggregate of 64,000 shares of Common Stock were issued through the exercise of options granted under the Prior Plan. For additional information concerning these transactions, reference is made to the information contained under the caption "Management -- Benefit Plans" in the form of the Prospectus included herein.

          (2) On May 3, 1995, the Company issued an aggregate of 915,477 shares of Series B-1 Preferred Stock to Pfizer Inc. for an aggregate consideration of $4,998,594.

     The sales and issuances of securities in the above transactions were deemed to be exempt under the Act by virtue of Section 4(2) thereof and/or Regulation D and Rule 701 promulgated thereunder as transactions not involving any public offering. The purchasers in each case represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the stock certificates issued in such transactions. Similar representations of investment intent were obtained and similar legends imposed in connection with any subsequent transfers of any such securities. The Company believes that all recipients had adequate access, through employment or other relationships, to information about the Company to make an informed investment decision.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT
NUMBER
- -------
  +1.1    Form of Underwriting Agreement.
  +3.1    Amended and Restated Articles of Incorporation of the Company.

EXHIBIT
NUMBER
- -------
  +3.2    Form of Second Amended and Restated Articles of Incorporation of the Company to be
          effective immediately prior to this Offering.
  +3.3    Bylaws of the Company, as amended.
  +3.4    Form of Amended and Restated Bylaws of the Company to be effective upon completion of this Offering.
  +4.1    Form of Certificate for Common Stock.
  +5.1    Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.
 +10.1    Waiver of Registration Rights by BankAmerica Ventures, effective June 25, 1996.
 +10.2    Amended and Restated Shareholder Rights Agreement among the Company and certain shareholders of the Company, dated May 3, 1995.
 +10.3    Immusol, Inc. Preferred Stock Purchase Agreement among the Company and the purchasers identified on Exhibit A to the Agreement, dated May 3, 1995.
 +10.4    Loan and Security Agreement between the Company and Silicon Valley Bank dated April
          3, 1996.
 +10.5    Amendment to Loan and Security Agreement between the Company and Silicon Valley
          Bank dated May 15, 1996.
 +10.6    Sublease for the Company's facilities at 3050 Science Park Road, dated March 11,
          1996.
 +10.7    First Amendment to Sublease for the Company's facilities at 3050 Science Park Road, dated June 6, 1996.
 *10.8    Exclusive License Agreement between the Company and The Regents of the University of California, dated December 7, 1993.
+*10.9    Collaborative Research Agreement between the Company and Pfizer Inc., dated May 3,
          1995.
+*10.10   License and Royalty Agreement between the Company and Pfizer Inc., dated May 3,
          1995.
 +10.11   Co-Founder Agreement between the Company and Flossie Wong-Staal, Ph.D., dated
          February 16, 1993.
 +10.12   Offer Letter to Dr. Tsvi Goldenberg dated April 26, 1994.
 +10.13   Offer Letter to Jack Barber dated August 23, 1994.
 +10.14   Pfizer Letter dated July 1, 1996.
 +10.15   The Company's 1992 Stock Plan, as amended.
 +10.16   1992 Stock Option Plan Form of Incentive Stock Option Agreement and Exercise
          Notice.
 +10.17   1992 Stock Option Plan Form of Nonstatutory Option Agreement and Exercise Notice.
 +10.18   1996 Stock Option/Stock Issuance Plan.
 +10.19   1996 Stock Option/Stock Issuance Plan Form of Notice of Grant.
 +10.20   1996 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.
 +10.21   Form of Proprietary Information Agreement.
 +10.22   Form of Scientific Advisory Board Agreement.
 +10.23   Form of Indemnification Agreements between the Company and each of its directors.
 +10.24   Form of Indemnification Agreement between the Company and each of its officers.
 +11.1    Computation of pro forma net income (loss) per share.
 +14.1    List of Material Foreign Patents.
 +23.1    Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as
          Exhibit 5.1).

EXHIBIT
NUMBER
- -------
 +23.2    Consent of Ernst & Young LLP, Independent Auditors (see Page II-6).
 +24.1    Power of Attorney (See Page II-5).
  27.1    Financial Data Schedule


- ---------------
+ To be filed by Amendment.

* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


+ Previously filed.


     (b) Financial Statement Schedules included separately in the Registration Statement. All other schedules are omitted because they are not required, are not applicable or the information is included in the Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on the 5th day of July, 1996.


                                          IMMUSOL, INC.

                                          By: /s/   TSVI GOLDENBERG, PH.D.

                                            ------------------------------------
                                                   Tsvi Goldenberg, Ph.D.
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tsvi Goldenberg and Jack Barber, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                  TITLE                        DATE
- -------------------------------------  -----------------------------------------  -------------
     /s/        TSVI GOLDENBERG        Chairman of the Board, Chief Executive      July 5, 1996
- -------------------------------------    Officer and Director (Principal
           Tsvi Goldenberg               Executive Officer)
                  *                    Director of Finance and Acting Chief        July 5, 1996
- -------------------------------------    Financial Officer (Principal Financial
        J. Stanhope Blackburn            and Accounting Officer)
                                       Director                                    July 5, 1996
- -------------------------------------
             Anchie Kuo
                  *                    Director                                    July 5, 1996
- -------------------------------------
            Frank Litvack
                  *                    Director                                    July 5, 1996
- -------------------------------------
           Melvin Perelman
                  *                    Director                                    July 5, 1996
- -------------------------------------
         Flossie Wong-Staal
     /s/        TSVI GOLDENBERG
- -------------------------------------
           Tsvi Goldenberg
          Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                     PAGE
- -------   -------------------------------------------------------------------------  ------------
  +1.1    Form of Underwriting Agreement...........................................
  +3.1    Amended and Restated Articles of Incorporation of the Company............
  +3.2    Form of Second Amended and Restated Articles of Incorporation of the
          Company to be effective immediately prior to this Offering...............
  +3.3    Bylaws of the Company, as amended........................................
  +3.4    Form of Amended and Restated Bylaws of the Company to be effective upon completion of this Offering..............................................
  +4.1    Form of Certificate for Common Stock.....................................
  +5.1    Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common
          Stock being registered...................................................
 +10.1    Waiver of Registration Rights by BankAmerica Ventures, effective June 25,
          1996.....................................................................
 +10.2    Amended and Restated Shareholder Rights Agreement among the Company and certain shareholders of the Company, dated May 3, 1995...................
 +10.3    Immusol, Inc. Preferred Stock Purchase Agreement among the Company and the purchasers identified on Exhibit A to the Agreement, dated May 3,
          1995.....................................................................
 +10.4    Loan and Security Agreement between the Company and Silicon Valley Bank dated April 3, 1996......................................................
 +10.5    Amendment to Loan and Security Agreement between the Company and Silicon
          Valley Bank dated May 15, 1996...........................................
 +10.6    Sublease for the Company's facilities at 3050 Science Park Road, dated
          March 11, 1996...........................................................
 +10.7    First Amendment to Sublease for the Company's facilities at 3050 Science
          Park Road, dated June 6, 1996............................................
 *10.8    Exclusive License Agreement between the Company and The Regents of the
          University of California, dated December 7, 1993.........................
+*10.9    Collaborative Research Agreement between the Company and Pfizer Inc., dated May 3, 1995........................................................
+*10.10   License and Royalty Agreement between the Company and Pfizer Inc., dated
          May 3, 1995..............................................................
 +10.11   Co-Founder Agreement between the Company and Flossie Wong-Staal, Ph.D., dated February 16, 1993..................................................
 +10.12   Offer Letter to Dr. Tsvi Goldenberg dated April 26, 1994.................
 +10.13   Offer Letter to Jack Barber dated August 23, 1994........................
 +10.14   Pfizer Letter dated July 1, 1996.........................................
 +10.15   The Company's 1992 Stock Plan, as amended................................
 +10.16   1992 Stock Option Plan Form of Incentive Stock Option Agreement and
          Exercise Notice..........................................................
 +10.17   1992 Stock Option Plan Form of Nonstatutory Option Agreement and Exercise
          Notice...................................................................
 +10.18   1996 Stock Option/Stock Issuance Plan....................................
 +10.19   1996 Stock Option/Stock Issuance Plan Form of Notice of Grant............
 +10.20   1996 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.....
 +10.21   Form of Proprietary Information Agreement................................
 +10.22   Form of Scientific Advisory Board Agreement..............................
 +10.23   Form of Indemnification Agreements between the Company and each of its directors................................................................
 +10.24   Form of Indemnification Agreement between the Company and each of its officers.................................................................
 +11.1    Computation of pro forma net income (loss) per share.....................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                   DESCRIPTION                                     PAGE
- -------   -------------------------------------------------------------------------  ------------
 +14.1    List of Material Foreign Patents.........................................
 +23.1    Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1)....................................................
 +23.2    Consent of Ernst & Young LLP, Independent Auditors (see Page II-6).......
 +24.1    Power of Attorney (See Page II-5)........................................
  27.1    Financial Data Schedule. ................................................


- ---------------
+ To be filed by Amendment.

* Certain confidential portions of this Exhibit were omitted by means of blacking out the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.


+ Previously filed.